Exhibit 99.1

November 17, 2009

NAME

ADDRESS1

ADDRESS2

CITY, ST ZIP

Dear Shareholder,

On October 14, 2009 we announced that we filed a registration statement with the Securities and Exchange Commission in connection with a proposed public offering of 650,000 shares of noncumulative convertible perpetual preferred stock with a public offering price and liquidation value of $25.00 per share. Attached, please find a copy of that press release for your review. Scott & Stringfellow, LLC will serve as the sole underwriter for this offering.

For more information and a copy of the prospectus, when available, may be obtained by contacting your Scott & Stringfellow representative or Arch M. Brown, Jr. at Scott & Stringfellow, LLC at (757) 417-4941.

We want to thank you for your patronage and continued support as clients and shareholders.

Sincerely,

/s/ William F. Rountree, Jr.	/s/ Brad E. Schwartz	/s/ E. Neal Crawford, Jr.
William F. Rountree, Jr.	Brad E. Schwartz	E. Neal Crawford, Jr.
CEO and President	CEO, Monarch Bank	President, Monarch Bank

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

PRESS RELEASE

FOR IMMEDIATE RELEASE:

Monarch Financial Holdings Files Registration Statement for Preferred Stock

Chesapeake, Virginia, October 14, 2009 – Monarch Financial Holdings, Inc. (NASDAQ: MNRK), the holding company for Monarch Bank, announced today that it had filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering of 650,000 shares of noncumulative convertible perpetual preferred stock with a public offering price and liquidation value of $25.00 per share.

Scott & Stringfellow, LLC will serve as the sole underwriter for this offering. Monarch Financial Holdings, Inc. has granted the underwriter a 30-day option to purchase an additional 97,500 shares to cover over-allotments, if any.

Monarch Financial Holdings expects the net proceeds of the offering will be used for general corporate purposes, including funding organic growth and opportunistic acquisitions that meet its investment criteria. It may also use a portion of the net proceeds to redeem all or a portion of its preferred stock and warrant issued to the United States Treasury through the Capital Purchase Program.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus, when available, may be obtained by contacting: James A. Tyler, Jr. at Scott & Stringfellow, LLC at (804) 780-3267.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and two offices in Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates one office in Kitty Hawk, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com and OBXBank.com). Monarch Mortgage and our affiliated mortgage companies have seventeen offices with locations in Chesapeake, Norfolk, Virginia Beach (2), Fredericksburg, Suffolk, and Richmond, Virginia as well as Rockville (2), Waldorf, Crofton, Gaithersburg and Greenbelt, Maryland, and Kitty Hawk, Charlotte, and Wilmington, North Carolina and Greenwood, South Carolina. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Home Mortgage Solutions, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

Forward-Looking Statements. Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the SEC.

Contact: Brad E. Schwartz, CEO Monarch Bank

Phone: 757-389-5111

Release Date: October 14, 2009